Exhibit 99.1

NextGen Healthcare Reports Fiscal 2023 Fourth Quarter and Full Year Results

REMOTE-FIRST COMPANY/NEW YORK– May 16, 2023 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of innovative, cloud-based healthcare technology solutions, today announced its operating results for the fiscal fourth quarter and year ended March 31, 2023.

Fiscal 2023 Fourth Quarter Highlights

•
Total revenue was $178.6 million compared to $151.3 million for the same period a year ago, an increase of 18.0%.
•
Recurring revenue was $161.9 million compared to $137.2 million for the same period a year ago, an increase of 18.0%.
•
Non-recurring revenue was $16.6 million compared to $14.0 million for the same period a year ago, an increase of 18.4%.
•
Fully diluted net loss per share was $0.38, which includes an accrual for the settlement of the DOJ matter, compared to $0.01 net income per share for the same period a year ago.
•
On a non-GAAP basis, fully diluted earnings per share was $0.31 compared to $0.19 for the same period a year ago.
•
Adjusted EBITDA was $33.7 million compared to $23.7 million for the same period a year ago.
•
Bookings, which reflects annual contract value excluding renewals, were $45.0 million and included several deals greater than $1.0 million.

Fiscal 2023 Full Year Highlights

•
Total revenue was $653.2 million compared to $596.4 million for the same period a year ago, an increase of 9.5%.
•
Fully diluted net loss per share was $0.04 compared to a net income per share of $0.02 for the same period a year ago.
•
On a non-GAAP basis, fully diluted earnings per share was $0.98 compared to $0.98 for the same period a year ago.
•
Adjusted EBITDA was $111.7 million compared to $114.2 million for the same period a year ago.
•
Bookings, which reflects annual contract value excluding renewals, were $166.5 million compared to $152.5 million for the same period a year ago.

“These solid results put us one step closer to achieving our long-term goal of double-digit revenue growth, operating leverage, and disciplined capital management,” said David Sides, president and chief executive officer of NextGen Healthcare. “We’re living our mission to advance ambulatory care with innovations for healthier communities, and find ourselves in a great position to deliver another year of balanced growth.”

Introducing Fiscal 2024 Financial Guidance

•
Revenue is expected to be in the range of $712 million to $722 million.
•
Adjusted EBITDA is expected to be in the range of $125 million to $131 million.
•
Non-GAAP earnings per share is expected to be in the range of $1.04 to $1.11.

Conference Call Information

NextGen Healthcare will host a conference call today at 5:00 p.m. EST to discuss operating results from its fiscal 2023 fourth quarter and full year. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 800-343-4136 or 203-518-9843 for international callers and referencing participant code NXGNQ423 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our fiscal year 2024 outlook, financial and operating results and statements related to the settlement of the DOJ matter, strategic priorities, growth initiatives and expected capital expenditures. These forward-looking statements are based on the current beliefs, expectations, and assumptions of our management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “positioned,” “proposed,” “potential,” “project,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate, “strategy,” “expectations,” “future,” “likely,” “may,” “should,” “will,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements, including but not limited to: the final outcome of the DOJ investigation, including our ability to negotiate a final settlement agreement with the DOJ; potential additional investigations and proceedings from governmental entities or third parties related to the same or similar conduct; cybersecurity and data protection risks and related liabilities; potential litigation involving us; a shifting revenue mix that may impact gross margin; changes in laws and regulations applicable to our business; changes in market conditions and receptivity to our services and offerings; impact of strategic actions, including acquisitions and dispositions; management of and our success in integrating acquired businesses; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; our ability to attract new partners and successfully capture new opportunities; our ability to anticipate or respond quickly to market changes, execute our strategy and manage growth; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance.

Additional discussion of these and other risks, uncertainties and factors that could affect our business and financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, gain on disposition of Commercial Dental assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2023 was 20.0%. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2024 is 21.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company calculates free cash flow as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit and convertible senior notes less cash and cash equivalents and marketable securities. The Company calculates non-GAAP adjusted EBITDA by excluding net acquisition costs, amortization of acquired intangible assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income from operations and then adding back amortization of capitalized software costs and depreciation as presented within the condensed consolidated statements of cash flows. Non-GAAP adjusted EBITDA margin is calculated as non-GAAP adjusted EBITDA divided by total revenues. The Company calculates Rule of 40 as annual revenue growth rate plus non-GAAP adjusted EBITDA margin.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative healthcare technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and dental providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Relations Contact

Tami Andrade

(949) 517-2380

tandrade@nextgen.com

Investor Relations Contact

James Hammerschmidt

(949) 237-6112

jhammerschmidt@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Revenues:
Recurring	$161,936	$137,227	$593,918	$539,713
Software, hardware, and other non-recurring	16,614	14,032	59,254	56,637
Total revenues	178,550	151,259	653,172	596,350
Cost of revenue:
Recurring	74,861	60,169	269,191	232,481
Software, hardware, and other non-recurring	11,893	7,949	44,881	31,034
Amortization of capitalized software costs and acquired intangible assets	7,276	7,643	27,941	31,889
Total cost of revenue	94,030	75,761	342,013	295,404
Gross profit	84,520	75,498	311,159	300,946
Operating expenses:
Selling, general and administrative	83,327	50,046	223,424	209,661
Research and development costs, net	20,027	19,428	82,300	76,657
Amortization of acquired intangible assets	1,336	882	3,665	3,525
Impairment of assets	1,587	2,329	3,163	3,906
Restructuring costs	2,152	—	2,473	539
Total operating expenses	108,429	72,685	315,025	294,288
Income (loss) from operations	(23,909)	2,813	(3,866)	6,658
Interest income	1,891	22	3,541	101
Interest expense	(3,404)	(541)	(6,298)	(1,499)
Other income (expense), net	661	(21)	10,927	(64)
Income (loss) before provision for income taxes	(24,761)	2,273	4,304	5,196
Provision for income taxes	479	1,925	6,958	3,578
Net income (loss)	$(25,240)	$348	$(2,654)	$1,618
Net income (loss) per share:
Basic	$(0.38)	$0.01	$(0.04)	$0.02
Diluted	$(0.38)	$0.01	$(0.04)	$0.02
Weighted-average shares outstanding:
Basic	66,049	66,929	67,005	67,370
Diluted	66,049	67,547	67,005	67,788

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2023	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$98,719	$59,829
Restricted cash and cash equivalents	7,269	6,918
Marketable securities	139,612	—
Accounts receivable, net	88,498	76,057
Contract assets	19,561	25,157
Income taxes receivable	5,248	6,507
Prepaid expenses and other current assets	42,916	37,102
Total current assets	401,823	211,570
Equipment and improvements, net	6,421	9,120
Capitalized software costs, net	54,516	43,958
Operating lease assets	3,335	11,316
Deferred income taxes, net	29,472	19,259
Contract assets, net of current	5,572	1,910
Intangibles, net	28,968	24,303
Goodwill	321,756	267,212
Other assets	44,238	39,026
Total assets	$896,101	$627,674
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,022	$9,125
Contract liabilities	61,601	61,280
Accrued compensation and related benefits	36,241	48,736
Income taxes payable	622	99
Operating lease liabilities	3,826	8,089
Other current liabilities	83,799	53,533
Total current liabilities	198,111	180,862
Contract liabilities, net of current	10,310	—
Deferred compensation	8,033	7,230
Convertible senior notes, net, noncurrent	266,843	—
Operating lease liabilities, net of current	4,095	11,934
Other noncurrent liabilities	8,274	4,570
Total liabilities	495,666	204,596
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; authorized 100,000 shares; 70,875 shares and 69,245 shares issued at March 31, 2023 and March 31, 2022, respectively; 66,026 shares and 67,075 shares outstanding at March 31, 2023 and March 31, 2022, respectively	709	692
Treasury stock, at cost, 4,849 shares and 2,170 shares at March 31, 2023 and March 31, 2022, respectively	(85,752)	(35,874)
Additional paid-in capital	359,342	329,917
Accumulated other comprehensive loss	(1,462)	(1,909)
Retained earnings	127,598	130,252
Total shareholders' equity	400,435	423,078
Total liabilities and shareholders' equity	$896,101	$627,674

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(25,240)	$348	$(2,654)	$1,618
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	6,168	5,424	22,571	23,016
Amortization of debt issuance costs	381	127	834	508
Amortization of other intangibles	2,445	3,099	9,035	12,397
Net amortization (accretion) of premiums/discounts on marketable securities	(476)	—	(476)	—
Change in fair value of contingent consideration	200	—	100	7
Deferred income taxes	(9,539)	180	(9,076)	215
Depreciation	1,247	1,496	5,088	6,902
Excess tax deficiency (benefit) from share-based compensation	(374)	(191)	(1,052)	643
Impairment of assets	1,587	2,329	3,163	3,906
Loss on disposal of equipment and improvements	16	20	90	97
Loss on foreign currency exchange rates	30	—	17	—
Non-cash operating lease costs	524	1,277	2,716	5,732
Provision for bad debts	814	773	1,914	1,915
Restructuring costs, net of amounts paid	1,990	—	1,990	—
Share-based compensation	6,942	7,867	33,458	26,552
Gain on disposition of Commercial Dental assets	—	—	(10,296)	—
Changes in assets and liabilities, net of amounts acquired:
Accounts receivable	(9,754)	(6,750)	(12,379)	(431)
Contract assets	(1,259)	(824)	5,930	(5,610)
Accounts payable	(3,784)	(5,921)	333	(2,329)
Contract liabilities	(1,798)	6,401	(6,739)	8,417
Accrued compensation and related benefits	10,449	6,717	(13,142)	(1,638)
Income taxes	1,968	1,564	2,790	(5,650)
Deferred compensation	464	(441)	803	610
Operating lease liabilities	(1,383)	(2,672)	(8,808)	(12,734)
Other assets and liabilities	26,065	(3,914)	17,450	(10,598)
Net cash provided by operating activities	7,683	16,909	43,660	53,545
Cash flows from investing activities:
Additions to capitalized software costs	(8,081)	(7,663)	(34,987)	(25,500)
Additions to equipment and improvements	(219)	(545)	(2,277)	(2,582)
Payments for acquisitions, net of cash acquired	(3,851)	—	(51,302)	—
Proceeds from disposition of Commercial Dental assets	—	—	11,253	—
Proceeds from sales of marketable securities	506	—	506	—
Purchases of marketable securities	(140,087)	—	(140,087)	—
Net cash used in investing activities	(151,732)	(8,208)	(216,894)	(28,082)
Cash flows from financing activities:
Proceeds from convertible senior notes	—	—	275,000	—
Proceeds from line of credit	—	—	50,000	—
Repayments on line of credit	—	—	(50,000)	—
Payment of debt issuance costs	—	—	(8,483)	—
Proceeds from issuance of shares under employee plans	1,440	4,137	6,835	5,014
Repurchase of common stock	—	—	(49,878)	(35,874)
Payment of contingent consideration related to acquisitions	—	—	—	(540)
Payments for taxes related to net share settlement of equity awards	(874)	(441)	(10,851)	(5,891)
Net cash provided by (used in) financing activities	566	3,696	212,623	(37,291)
Effect of exchange rate changes on cash and cash equivalents	1	—	(148)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	(143,482)	12,397	39,241	(11,828)
Cash, cash equivalents, and restricted cash at beginning of period	249,470	54,350	66,747	78,575
Cash, cash equivalents, and restricted cash at end of period	$105,988	$66,747	$105,988	$66,747

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Recurring revenues:
Subscription services	$52,022	$42,055	$184,047	$162,636
Support and maintenance	38,850	39,887	153,520	155,623
Managed services	34,452	27,741	129,115	111,377
Transactional and data services	36,612	27,544	127,236	110,077
Total recurring revenues	161,936	137,227	593,918	539,713

Software, hardware, and other non-recurring revenues:
Software license and hardware	8,487	7,145	27,860	31,347
Other non-recurring services	8,127	6,887	31,394	25,290
Total software, hardware and other non-recurring revenues	16,614	14,032	59,254	56,637

Total revenues	$178,550	$151,259	$653,172	$596,350

Recurring revenues as a percentage of total revenues	90.7%	90.7%	90.9%	90.5%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Income before provision for income taxes - GAAP	$(24,761)	$2,273	$4,304	$5,196
Non-GAAP adjustments:
Acquisition costs, net	832	—	2,345	—
Amortization of acquired intangible assets	2,445	3,099	9,035	12,397
Amortization of deferred debt issuance costs	381	127	834	508
Gain on disposition of Commercial Dental assets	—	—	(10,296)	—
Impairment of assets	1,587	2,329	3,163	3,906
Restructuring costs	2,152	—	2,473	539
Shareholder disputes, other regulatory and litigation matters, and related costs, net of insurance*	36,026	531	36,513	29,747
Share-based compensation	6,942	7,867	33,458	26,552
Other non-run-rate expenses**	160	107	939	4,486
Total adjustments to GAAP income before provision for income taxes:	50,525	14,060	78,464	78,135
Income before provision for income taxes - Non-GAAP	25,764	16,333	82,768	83,331
Provision for income taxes	5,153	3,266	16,554	16,666
Net income - Non-GAAP	$20,611	$13,067	$66,214	$66,665
Diluted net income per share - Non-GAAP	$0.31	$0.19	$0.98	$0.98
Weighted-average shares outstanding (diluted):	66,561	67,547	67,647	67,788

* Includes $35,095 of legal settlement and related costs associated with the DOJ investigation regulatory matter.

** Other non-run-rate expenses for the three months ended March 31, 2023 consist of $111 excess lease-related expense for vacated facilities and $49 of professional services costs not related to core operations.

Other non-run-rate expenses for the three months ended March 31, 2022 consist of $107 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the year ended March 31, 2023 consist of $740 excess lease-related expense for vacated facilities and $199 of professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2022 consist primarily of $1,242 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$7,683	$16,909	$43,660	$53,545
Additions to capitalized software costs	(8,081)	(7,663)	(34,987)	(25,500)
Additions to equipment and improvements	(219)	(545)	(2,277)	(2,582)
Free cash flow	$(617)	$8,701	$6,396	$25,463

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Income from operations - GAAP	$(23,909)	$2,813	$(3,866)	$6,658
Non-GAAP adjustments:
Acquisition costs, net	832	—	2,345	—
Amortization of acquired intangible assets	2,445	3,099	9,035	12,397
Impairment of assets	1,587	2,329	3,163	3,906
Restructuring costs	2,152	—	2,473	539
Shareholder disputes, other regulatory and litigation matters, and related costs, net of insurance*	36,026	531	36,513	29,747
Share-based compensation	6,942	7,867	33,458	26,552
Other non-run-rate expenses**	160	107	939	4,486
Total adjustments to GAAP income from operations	50,144	13,933	87,926	77,627
Income from operations - Non-GAAP	26,235	16,746	84,060	84,285
Amortization of capitalized software costs	6,168	5,424	22,571	23,016
Depreciation	1,247	1,496	5,088	6,902
Depreciation and Amortization - Non-GAAP	7,415	6,920	27,659	29,918
Adjusted EBITDA - Non-GAAP	$33,650	$23,666	$111,719	$114,203
Total revenues	$178,550	$151,259	$653,172	$596,350
Adjusted EBITDA margin - Non-GAAP	18.8%	15.6%	17.1%	19.2%

* Includes $35,095 of legal settlement and related costs associated with the DOJ investigation regulatory matter.

** Other non-run-rate expenses for the three months ended March 31, 2023 consist of $111 excess lease-related expense for vacated facilities and $49 of professional services costs not related to core operations.

Other non-run-rate expenses for the three months ended March 31, 2022 consist of $107 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the year ended March 31, 2023 consist of $740 excess lease-related expense for vacated facilities and $199 of professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2022 consist primarily of $1,242 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.